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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


        We hereby renew our consent to the inclusion in the Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4 (No. 33-91532) of our report dated January 31, 1995, on the consolidated financial statements of Shawnee Financial Services Corporation and subsidiary. We also renew our consent to the references made to us under the caption "Experts" in such Proxy Statement/Prospectus.

                                            /s/ Edwards, Leap & Sauer

                                            EDWARDS, LEAP & SAUER


  Hollidaysburg, Pennsylvania
  June 20, 1995